UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2022
NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2788 San Tomas Expressway, Santa Clara, CA 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

     Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On August 26, 2022, the U.S. government, or USG, informed NVIDIA Corporation, or the Company, that the USG has imposed a new license requirement, effective immediately, for any future export to China (including Hong Kong) and Russia of the Company’s A100 and forthcoming H100 integrated circuits. DGX or any other systems which incorporate A100 or H100 integrated circuits and the A100X are also covered by the new license requirement. The license requirement also includes any future NVIDIA integrated circuit achieving both peak performance and chip-to-chip I/O performance equal to or greater than thresholds that are roughly equivalent to the A100, as well as any system that includes those circuits. A license is required to export technology to support or develop covered products. The USG indicated that the new license requirement will address the risk that the covered products may be used in, or diverted to, a ‘military end use’ or ‘military end user’ in China and Russia. The Company does not sell products to customers in Russia.

The new license requirement may impact the Company's ability to complete its development of H100 in a timely manner or support existing customers of A100 and may require the Company to transition certain operations out of China. The Company is engaged with the USG and is seeking exemptions for the Company’s internal development and support activities.

In addition, the Company is engaging with customers in China and is seeking to satisfy their planned or future purchases of the Company’s Data Center products with products not subject to the new license requirement. To the extent that a customer requires products covered by the new license requirement, the Company may seek a license for the customer but has no assurance that the USG will grant any exemptions or licenses for any customer, or that the USG will act on them in a timely manner.

The Company’s outlook for its third fiscal quarter provided on August 24, 2022 included approximately $400 million in potential sales to China which may be subject to the new license requirement if customers do not want to purchase the Company’s alternative product offerings or if the USG does not grant licenses in a timely manner or denies licenses to significant customers.

Certain statements in this Current Report on Form 8-K including statements regarding the Company’s financial outlook for the third quarter of fiscal 2023; the Company’s engagement with the USG seeking exemptions for the Company’s internal development and support activities; the Company’s intent to seek licenses for sales to customers of products subject to the new license requirement; and the Company’s engagement with customers to satisfy their planned purchases of the Company’s Data Center products with products not subject to the new license requirement are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: August 31, 2022	By: /s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer